________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2019

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2019, Savneet Singh and PAR Technology Corporation (the “Company”) entered into an employment agreement by which Mr. Singh will serve as the Chief Executive Officer and President of the Company. Mr. Singh had previously served as the Company’s interim CEO and President since December 4, 2018. Mr. Singh will continue to serve as a member of the Company’s board of directors (the “Board”).

Mr. Singh’s annual base salary will be $490,000. His target annual cash bonus opportunity for 2019 will be 90% of his base salary earned in 2019 and the performance goals will be established by the Compensation Committee of the Board. In connection with Mr. Singh becoming CEO and President, the Company will grant Mr. Singh 20,000 restricted shares of the Company’s common stock (“Restricted Stock”) that will vest on March 31, 2020 so long as Mr. Singh continues to serve as CEO of the Company through that date. The Company will also grant Mr. Singh 80,000 shares of Restricted Stock that will vest based on the achievement of performance goals established by the Compensation Committee that are intended to be achieved during the period ending on March 31, 2020; these shares will be granted no later than the Company’s disclosure of its quarterly results for the quarter ending March 31, 2019. To the extent vested, the shares under this performance award will be distributed to Mr. Singh in three equal installments on March 31, 2020, March 31, 2021 and March 31, 2022, so long as Mr. Singh’s employment is not terminated by the Company for cause and Mr. Singh complies with the restrictive covenants to which he is subject, including non-disclosure, non-solicitation, non-competition and non-disparagement. The 5,000 shares of Restricted Stock granted to Mr. Singh when he became the interim CEO and President in December 2018 will be cancelled.

For each of 2020 and 2021, Mr. Singh will be eligible to receive an award of 90,000 shares of Restricted Stock that will vest based on both the completion of up to three years of future service to the Company and the achievement of performance goals established by the Compensation Committee. The vesting terms of these stock awards, including those granted in 2019, may be shortened in the event of a change in control of the ownership of the Company and/or Mr. Singh’s termination of employment by the Company without cause or his resignation for a good reason.

Mr. Singh will work out of the Company’s headquarters in New Hartford, New York.  In accordance with the Company’s reimbursement policy, he will be reimbursed for travel and other expenses, including up to $35,000 in reimbursement for housing and living expenses.  Mr. Singh will also be eligible to participate in the Company’s other benefits in which the Company’s other executive officers may participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 22, 2019	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)